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                                                                     Exhibit 1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of the
LEADER Mutual Funds:


We consent to use of our report dated October 16, 2002 for the LEADER Mutual Funds - LEADER Growth & Income Fund, LEADER Balanced Fund, LEADER Tax-Exempt Bond Fund, LEADER Intermediate Government Bond Fund, LEADER Short Term Bond Fund, LEADER Tax-Exempt Money Market Fund, LEADER Money Market Fund and LEADER Treasury Money Market Fund incorporated by reference herein, and to the references to our firm under the heading "Independent Accountants" in the Statement of Additional Information included herein.



KPMG LLP


Columbus, Ohio
November 7, 2002